SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 12, 2007

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal
Executive Offices)

(770) 829-3700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement
Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Beazer Homes USA, Inc. announced that, effective February 12, 2007, Kenneth J. Gary has been terminated for cause, under the terms of his employment agreement, for a pattern of personal conduct which includes violations of company policies.  As a result, Mr. Gary's employment agreement dated March 14, 2005 has terminated.  Until his termination, Mr. Gary served as Executive Vice President and General Counsel.

Mr. Gary's employment agreement was filed as an exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on March 18, 2005 and is hereby incorporated herein by reference. An amendment to the employment agreement dated as of February 3, 2006 was filed as an exhibit to the Company’s Form 10-Q for the quarter ended March 31, 2006 filed with the Securities and Exchange Commission on May 10, 2006 and is also hereby incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA INC.

Date: February 14, 2007	By: /s/ James O’Leary
James O’Leary
Executive Vice President and Chief Financial Officer

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